                                                                  Exhibit 4.2
===============================================================================



                               FORD MOTOR COMPANY

                                      AND


                              THE BANK OF NEW YORK

                                   as Trustee

                                 ---------------

                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of December 1, 1995


                                       TO

                                   INDENTURE

                          Dated as of December 1, 1995

                                ---------------

                       9% Junior Subordinated Debentures

                                    Due 2025

================================================================================

                 FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of December, 1995 (the "First Supplemental Indenture"), between FORD MOTOR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of December 1, 1995 between the Company and the Trustee (the "Indenture"). All terms used and not defined herein are used as defined in the Indenture.

                 WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's notes, debentures and other evidences of indebtedness (herein called the "Securities") from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

                 WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its subordinated debt securities to be known as its "9% Junior Subordinated Debentures Due 2025" (the "Junior Subordinated Debentures"), the form and substance of such Junior Subordinated Debentures and the terms, provisions and conditions thereof to be as provided in the Indenture and this First Supplemental Indenture; and

                 WHEREAS, the Company has caused to be formed Ford Motor Company Capital Trust I (the "Trust") as a statutory business trust under the Business Trust Act of the State of Delaware (12 Del. Code Sec. 3801 et seq.) pursuant to a declaration of trust dated September 19, 1995 (the "Original Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 19, 1995; and

                 WHEREAS, the Original Declaration is to be amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of December 7, 1995 (such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust") with The Bank of New York, as institutional trustee (the "Institutional Trustee"); and

                 WHEREAS, the Trust has offered (the "Offer") to issue its 9% Trust Originated Preferred Securities (the "Preferred Securities") to holders of Series B Depositary Shares ("Depositary Shares") each representing 1/2,000 of a share of the Series B Cumulative Preferred Stock ("Series B Preferred") of the Company in exchange for such Depositary Shares; and

                 WHEREAS, in connection with such Offer and the purchase by the Company of the Common Securities (as defined in the Declaration of Trust) of the Trust, the Company will deposit, and the Trust will purchase, respectively, as trust assets Junior Subordinated Debentures; and

                 WHEREAS, pursuant to the Declaration of Trust, the legal title to the Junior Subordinated Debentures shall be owned and held of record in the name of the Trust in trust for the benefit of holders of the Preferred Securities and the Common Securities; and

                 WHEREAS, upon the occurrence of a Special Event (as defined in the Declaration of Trust), the Regular Trustees (as defined in the Declaration of Trust) of the Trust shall, unless the Junior Subordinated Debentures are redeemed as described herein, dissolve the Trust and cause to be distributed to the holders of the Preferred Securities and Common Securities, on a Pro Rata basis (determined as provided in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Junior Subordinated Debentures and in connection with a Liquidation Distribution (as defined in the Declaration of Trust), the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on a Pro Rata basis, Junior Subordinated Debentures (each a "Dissolution Event"); and

                 WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Junior Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

                 NOW THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Junior Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                  ARTICLE ONE

                        GENERAL TERMS AND CONDITIONS OF
                       THE JUNIOR SUBORDINATED DEBENTURES

                 SECTION 1.01. There shall be and is hereby authorized a series of Securities designated the "9% Junior Subordinated Debentures Due 2025", limited in aggregate principal amount to the sum of (i) $1,115,000,000 plus (ii) a dollar amount equal to the principal amount of Junior Subordinated Debentures purchased by the Trust with the proceeds received by the Trust from the purchase by the Company of the Common Securities of the Trust, which amount shall be as set forth in any Company Order for the authentication and delivery of Junior Subordinated Debentures. The Junior Subordinated Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest (as hereinafter defined), on December 31, 2025.

                 SECTION 1.02. The Junior Subordinated Debentures shall be issued in definitive registered form without coupons. Principal and interest on the Junior Subordinated Debentures will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York; provided, however, that, at the option of the Company, payments of interest may be made by check mailed to the registered holder at such address as shall appear in the Security Register and that the payment of principal with respect to any Junior Subordinated Debenture will only be made upon surrender of such Junior Subordinated Debenture to the Trustee.

                 SECTION 1.03. Each Junior Subordinated Debenture will bear interest from December 8, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1995, at the rate of 9% per annum until the principal thereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 9% per annum, compounded quarterly, on any overdue principal and premium and on any overdue installment of interest. Subject to the provisions of Article Three of this First Supplemental Indenture, the interest so payable shall be paid to the person in whose name such Junior Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, except as set forth below, shall be the close of business on the business day next preceding such Interest Payment Date. In addition, each Junior Subordinated Debenture will bear interest from December 1, 1995 through December 7, 1995 at the rate of 8 1/4% per annum (the "Pre-Issuance Accrued Distribution"), payable on December 31, 1995 to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date. With the exception of the interest payment described in the immediately preceding sentence, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name such Junior Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the registered holder of such Junior Subordinated Debenture not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Junior Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any Interest Payment Date is not a business day, then payment of interest payable on such date will be made on the next succeeding business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day (and the Regular Record Date for such interest shall be the business day next preceding such date), in each case with the same force and effect as if made on such date.


                                  ARTICLE TWO

                              OPTIONAL REDEMPTION
                     OF THE JUNIOR SUBORDINATED DEBENTURES

                 SECTION 2.01. Except as provided in Section 2.02, Junior Subordinated Debentures may not be redeemed by the Company prior to December 1, 2002. Subject to the terms of Article Eleven of the Indenture, the Company shall have the right, upon not less than 10 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures, as a whole or in part, from time to time, on or after December 1, 2002, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price").

                 SECTION 2.02. If, at any time, a Tax Event (as defined below) shall occur and be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right at any time, upon not less than 10 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees on behalf of the Trust will pursue such measure in lieu of redemption and, provided further, that the Company shall have no right to redeem the Junior

Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such Ministerial Action.

                 "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after December 7, 1995, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after December 7, 1995, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

                 "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of the Trust and distribution of the Junior Subordinated Debentures as provided in the Declaration of Trust.

                 SECTION 2.03. If the Junior Subordinated Debentures are only partially redeemed pursuant to this Article Two, the Junior Subordinated Debentures will be redeemed pro rata or by lot or by any other method as the Trustee shall deem fair and appropriate. Notwithstanding the foregoing, if a partial redemption of the Junior Subordinated Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Junior Subordinated Debentures as a whole.

                                 ARTICLE THREE

                      EXTENSION OF INTEREST PAYMENT PERIOD

                 SECTION 3.01. So long as the Company is not in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right, at any time during the term of the Junior Subordinated Debentures, from time to time to extend the interest payment period of such Junior Subordinated Debentures (other than with respect to the Pre-Issuance Accrued Distribution) for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon, together with interest thereon at the rate of 9% per annum to the extent permitted by applicable law, compounded quarterly ("Compounded Interest"). During such Extended Interest Payment Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures, or make any guarantee payments with respect thereto; provided, however, that the Company may pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the Company's option, of any of its preferred stock, including its Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Junior Subordinated Debentures on any Interest Payment Date to holders of record on the Regular Record Date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, including Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Junior Subordinated Debentures, including any Compounded Interest, which shall be payable to the holders of the Junior Subordinated Debentures in whose names the Junior Subordinated Debentures are registered in the Security Register on the Regular Record Date for the first Interest Payment Date occurring on or after the end of the Extended Interest Payment Period.

                 SECTION 3.02. (a) So long as the Trust is the sole legal owner and holder of record of the Junior Subordinated Debentures, at the time the Company selects an Extended Interest Payment Period, the Company shall give both the Institutional Trustee and the Trustee written notice of its selection of such Extended Interest Payment Period ten business days prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the New York Stock Exchange or other applicable self regulatory organization or to holders of the Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Preferred Securities.

                 (b) If, as a result of a Dissolution Event, Junior Subordinated Debentures have been distributed to holders of Preferred Securities and Common Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Junior Subordinated Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period ten business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such interest payment.

                 SECTION 3.03. The quarter in which any notice is given pursuant to Section 3.02 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under this Article Three.


                                  ARTICLE FOUR

             COVENANTS APPLICABLE TO JUNIOR SUBORDINATED DEBENTURES

                 SECTION 4.01. So long as any Preferred Securities remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures, or make any guarantee payments with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments (as defined in the Guarantee Agreement dated December 7, 1995 between the Company and the Guarantee Trustee named therein (the "Guarantee Agreement")) or other payment obligations under the Guarantee Agreement, (ii) there shall have occurred any Event of Default under the Indenture with respect to the Junior Subordinated Debentures or (iii) the Company shall have given notice of its selection of an Extended Interest Payment Period and such Extended Interest Payment Period, or any extension thereof, is continuing; provided, however, that the Company may pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the Company's option, of any of its preferred stock, including its Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock.

                 SECTION 4.02. In connection with the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities and the Common Securities upon a Dissolution Event, the Company will use its best efforts to list such Junior Subordinated

Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed and traded.

                 SECTION 4.03. The Company covenants and agrees for the benefit of the holders of the Preferred Securities to comply fully with all of its obligations and agreements under the Declaration of Trust, including, without limitation, its obligations under Article IV thereof.

                 SECTION 4.04. Prior to the distribution of Junior Subordinated Debentures to the holders of Preferred Securities and Common Securities upon a Dissolution Event, the Company covenants and agrees for the benefit of the holders of the Preferred Securities (i) not to cause or permit the Common Securities to be transferred except as permitted by the Declaration of Trust and (ii) not to take any action that would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of the Junior Subordinated Debentures as provided in the Declaration of Trust.


                                  ARTICLE FIVE

                     FORM OF JUNIOR SUBORDINATED DEBENTURES

                 SECTION 5.01. The Junior Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF SECURITY)

No.                                                     CUSIP NO. 345 343 20 6

                               FORD MOTOR COMPANY


                   9% JUNIOR SUBORDINATED DEBENTURE DUE 2025


                 FORD MOTOR COMPANY, a corporation duty organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ______ Dollars on December 31, 2025, and to pay interest thereon from December 8, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears (subject to deferral as set forth herein) on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1995, at the rate of 9% per annum plus Compounded Interest, if any, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 9% per annum, compounded quarterly, on any overdue principal and premium and on any overdue installment of interest. In addition, the Company promises to pay to the Holder or registered assigns interest from December 1, 1995 through December 7, 1995 at the rate of 8 1/4% per annum (the "Pre-Issuance Accrued Distribution"), payable on December 31, 1995. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any Interest Payment Date is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the business day next preceding such Interest Payment Date. With the exception of the Pre-Issuance Accrued Distribution, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and, provided further, that the payment of principal will only be made upon the surrender of this Security to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Security is the Trust (as defined in the Indenture), the payment of the principal of (and premium, if any, on) and interest (including Compounded Interest, if any) on this Security will be made at such place and to such account of the Trust as may be designated by the Institutional Trustee.

                 The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder of this Security, by his acceptance of the same, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this Security to be signed by its Chairman of the Board, or its President, or one of its Executive Vice Presidents, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, or its Secretary or one of its Assistant Secretaries, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.




[CORPORATE SEAL]

                                        FORD MOTOR COMPANY



                                        By  ____________________________
                                            Name:
                                            Title:



                                        By  ____________________________
                                            Name:
                                            Title:


Attest:



By  __________________
    Name:
    Title:

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION


                 This is one of the Securities of the series of Securities described in the within mentioned Indenture.

Dated:


                                        THE BANK OF NEW YORK, as Trustee



                                        By  ________________________
                                            Authorized Signatory

                         (FORM OF REVERSE OF SECURITY)

                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of December 1, 1995, between the Company and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as supplemented by the First Supplemental Indenture dated as of December 1, 1995, between the Company and the Trustee (said Indenture, as so supplemented, being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount as specified in Section 1.01 of the First Supplemental Indenture.

                 Except as provided in the next paragraph, the Securities may not be redeemed by the Company prior to December 1, 2002. The Securities of this series are subject to redemption upon not less than 10 nor more than 60 days' notice by mail, at any time on or after December 1, 2002, as a whole or in part, at the election of the Company (an "Optional Redemption"), at a Redemption Price equal to 100% of the principal amount together with any accrued but unpaid interest, including Compounded Interest, if any, to the Redemption Date (the "Optional Redemption Price").

                 If, at any time, a Tax Event (as defined below) shall occur and be continuing and (i) the Regular Trustees shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Securities for United States federal income tax purposes even if the Securities were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right at any time, upon not less than 10 nor more than 60 days' notice, to redeem the Securities in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees on behalf of the Trust will pursue such measure in lieu of redemption and, provided further, that the Company shall have no right to redeem the Securities while the Regular Trustees on behalf of the Trust are pursuing any such Ministerial Action.

                 "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after December 7, 1995, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after December 7, 1995, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Securities, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Securities is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

                 "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of the Trust and distribution of the Securities as provided in the Declaration of Trust.

                 If the Securities are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Securities will be redeemed pro rata or by lot or by any other method as the Trustee shall deem fair and appropriate. Notwithstanding the foregoing, if a partial redemption of the Securities would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Securities as a whole.

                 In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 The Securities of this series are subject to the defeasance and covenant defeasance provisions set forth in Article Fifteen of the Indenture.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected at the time outstanding, as defined in the Indenture (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Security of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust) then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby (subject, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust), on behalf of the Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 Subject to Section 14.03 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

                 So long as the Company is not in default in the payment of interest on the Securities, the Company shall have the right, at any time during the term of the Securities, from time to time to extend the interest payment period of such Securities (other than with respect to the Pre-Issuance Accrued Distribution) for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate of 9% per annum compounded quarterly to the extent permitted by applicable law ("Compounded Interest")). During such Extended Interest Payment Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Securities, or make any guarantee payments with respect thereto; provided, however, that the Company may pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the Company's option, of any of its preferred stock, including its Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Securities on any Interest Payment Date to holders of record on the Regular Record Date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such further extensions thereof, shall not exceed 20 consecutive quarterly interest periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest on this Security shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Securities including any Compounded Interest which shall be payable to the holders of the Securities in whose names the Securities are registered in the Security Register on the Regular Record Date for the first Interest Payment Date occurring on or after the end of the Extended Interest Payment Period.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations as requested by the Holder surrendering the same.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

                 No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ARTICLE SIX

                ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES

                 SECTION 6.01. Junior Subordinated Debentures in the aggregate principal amount equal to the sum of $1,115,000,000 plus a dollar amount equal to the principal amount of Junior Subordinated Debentures purchased by the Trust with the proceeds received by the Trust from the purchase by the Company of the Common Securities of the Trust, may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Debentures to or upon the written order of the Company, signed by any two of its Chairman of the Board, its President, an Executive Vice President, a Vice President, its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, without any further action by the Company.


                                 ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS

                 SECTION 7.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Junior Subordinated Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Junior Subordinated Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                 SECTION 7.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                 SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                 SECTION 7.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, FORD MOTOR COMPANY has caused this First Supplemental Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Assistant Treasurer or its Secretary or its Assistant Secretary thereunto duly authorized, its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and THE BANK OF NEW YORK has caused this First Supplemental Indenture to be duly signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Treasurers.


                                        FORD MOTOR COMPANY


                                        By_____________________________
                                          Name:
                                          Title:



Attest:


_____________________
Name:
Title:



                                        THE BANK OF NEW YORK, as Trustee


                                        By_________________________________
                                          Name:
                                          Title:



Attest:


_____________________
Assistant Treasurer

STATE OF MICHIGAN  )
                   ) ss.:
COUNTY OF Wayne    )
                                                              __________, 1995

                 On the __________ day of _____, in the year one thousand nine hundred ninety-five, before me personally came _______________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________________________; that he is
_____________________________________ of FORD MOTOR COMPANY, one of the
corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                   _______________________
                                                   NOTARY PUBLIC


                                                   My Commission Expires

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF New York  )
                                                            __________, 1995


                 On the _____ day of ______, in the year one thousand nine hundred ninety-five, before me personally came ___________ to me known, who, being by me duly sworn, did depose and say that he resides at _______________________, that he is a ________________________ of THE BANK OF
NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.
                                                   NOTARY PUBLIC


                                                   My Commission Expires